Exhibit 23.2


                    CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Luby's Cafeterias Savings and Investment Plan of Luby's Cafeterias, Inc. of our report dated October 1, 1996, with respect to the financial statements of Luby's Cafeterias, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended August 31, 1996, filed with the Securities and Exchange Commission.

                                                       ERNST & YOUNG LLP

San Antonio, Texas
December 31, 1996